                                                                    EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                          9 5/8% SENIOR NOTES DUE 2008
                                       OF
                        PRESTOLITE ELECTRIC INCORPORATED
  FULLY AND UNCONDITIONALLY GUARANTEED ON A SENIOR BASIS BY PEI HOLDING, INC.

  As set forth in the Prospectus dated June 26, 1998 (the "Prospectus") of Prestolite Electric Incorporated (the "Issuer") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter or Transmittal"), this form or one substantially equivalent hereto must be used to accept the Issuer's exchange offer (the "Exchange Offer") to purchase all of its outstanding 9 5/8% Senior Notes Due 2008 (the "Outstanding Notes") if (i) certificates representing the Outstanding Notes to be tendered for exchange pursuant to the Exchange Offer are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Outstanding Notes or other required documents to reach the Exchange Agent prior to the Expiration Date or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail, courier or hand delivery, or transmitted via facsimile (receipt confirmed by telephone), to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY
   27, 1998 UNLESS  THE OFFER IS EXTENDED (THE  "EXPIRATION DATE") UNLESS
    THE  EXCHANGE OFFER IS  EXTENDED (BUT  IN NO EVENT  TO A DATE  LATER
      THAN AUGUST  10,  1998).  TENDERS OF  OUTSTANDING  NOTES  MAY BE
       WITHDRAWN AT  ANY TIME PRIOR TO  5:00 P.M. NEW YORK  CITY TIME
        ON THE EXPIRATION DATE.


             By Facsimile:                            By Mail:
 U.S. Bank Trust National Association   U.S. Bank Trust National Association
            (612) 244-1537                         P.O. Box 64485
  Attention: Melina Black (SPFT0414)       St. Paul, Minnesota 55164-9549
       Confirm by Telephone to:            Attention: Specialized Finance
            (612) 244-8161                            (SPFT0414)

      By Hand Before 5:00 p.m.                By Overnight Courier and
          (New York Time):                  by Registered/Certified Mail:
 U.S. Bank Trust National Association
              20th Floor                U.S. Bank Trust National Association
            100 Wall Street                     180 East Fifth Street
          New York, NY 10005                  St. Paul, Minnesota 55101
                                           Attention: Specialized Finance
                                                     (SPFT0414)

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

  The undersigned hereby tender(s) to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer-- Guaranteed Delivery Procedures."

  The undersigned understands that tenders of Outstanding Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Outstanding Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer--Withdrawal Rights."

  All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                           PLEASE COMPLETE AND SIGN

SIGNATURE(S) OF REGISTERED HOLDER(S)     NAME(S) OF REGISTERED HOLDER(S):
OR AUTHORIZED SIGNATORY:                 ______________________________________
______________________________________   ______________________________________
______________________________________

______________________________________   ADDRESS:
______________________________________          _______________________________
                                         ______________________________________


PRINCIPAL AMOUNT OF OUTSTANDING NOTES
TENDERED:                                AREA CODE AND TELEPHONE NO.:
______________________________________   ______________________________________

______________________________________
                                         IF OUTSTANDING NOTES WILL BE
                                         DELIVERED BY BOOK-ENTRY TRANSFER AT
                                         THE DEPOSITORY TRUST COMPANY, INSERT
                                         DEPOSITORY TRUST ACCOUNT NO.:

CERTIFICATE NO(S). OF OUTSTANDING NOTES
(IF AVAILABLE):
______________________________________   ______________________________________
______________________________________
DATE:
______________________________________

  This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as its (their) name(s) appear on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

NAME(S): ______________________________________________________________________
_______________________________________________________________________________
CAPACITY: _____________________________________________________________________
ADDRESS(ES): __________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

  DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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

  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby (a) represents that each holder of Outstanding Notes on whose behalf this tender is being made "own(s)" the Outstanding Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Outstanding Notes complies with such Rule 14e-4, and (c) guarantees that, within three NYSE (as defined in the Prospectus) trading days after the Expiration Date, a properly completed and duly executed Letter of Transmittal (or a copy thereof), together with the certificate(s) representing the Outstanding Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and any other required documents will be deposited by the undersigned with the Exchange Agent.

  The undersigned acknowledges that it must deliver the Letter of Transmittal and Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

______________________________________   ______________________________________
             NAME OF FIRM                         AUTHORIZED SIGNATURE


ADDRESS: _____________________________   ______________________________________
                                                          NAME
______________________________________

______________________________________   ______________________________________
     AREA CODE AND TELEPHONE NO.                         TITLE

                                         ______________________________________
                                                          DATE

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